Exhibit 99.1
MEDIA CONTACT:
Sandy Pfaff
Pfaff PR for Bank of Marin
415.819.7447 | sandy@pfaffpr.com

NOVATO, CA - (April 18, 2011) – Bank of Marin Bancorp (NASDAQ: BMRC) will webcast its first quarterly earnings conference call on Monday, April 25, 2011 at 8:30 a.m. PT/11:30 a.m. ET to discuss the results of its fiscal first quarter, ended March 31, 2011.

All interested parties are invited to listen to Bank of Marin’s Chief Executive Officer, Russell A. Colombo, and Chief Financial Officer, Christina Cook, present the quarterly earnings results and highlights.

Investors will have the opportunity to listen to the conference call over the Internet through Bank of Marin’s web site at http://www.bankofmarin.com under “Latest Press and News”. To listen to the live call, please go to the web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available on this site shortly after the call.

About Bank of Marin Bancorp: Bank of Marin Bancorp's assets currently exceed $1 billion. Bank of Marin, as the sole subsidiary of Bank of Marin Bancorp, is the largest community bank in Marin County with 17 offices in Marin, San Francisco, Napa and Sonoma counties. The Bank's Administrative offices are located in Novato, California. Bank of Marin offers business and personal banking, private banking and wealth management services, with a strong focus on supporting the local community. Bank of Marin Bancorp is included in the Russell 2000 Small-Cap Index, is recognized as a Top 200 Community Bank, ranked number 42 in the U.S. by US Banker Magazine, and has received the highest five star rating from Bauer Financial for more than ten years (www.bauerfinancial.com). Celebrating its 21st anniversary in 2011, Bank of Marin has been recognized as one of the "Best Places to Work in the Bay Area" and one of the "Top Corporate Philanthropists" by the San Francisco Business Times.

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